Exhibit 99.1

4716 OLD GETTYSBURG ROAD

MECHANICSBURG, PA 17055

www.selectmedicalcorp.com

2002 ANNUAL REPORT

(Picture of patient receiving care in long-term acute care hospital)	(Picture of patient being evaluated in outpatient clinic)	(Picture of patient undergoing physical rehabilitation)

2 0 0 2 A N N U A L R E P O R T

CORPORATE PROFILE

Select Medical Corporation is a leading operator of long-term acute care hospitals (LTACH). At year-end, we operated 72 hospitals in 24 states. Select Medical is also a leading operator of outpatient rehabilitation clinics in both the United States and Canada. At year-end, we operated 737 outpatient rehabilitation clinics throughout 32 states, the District of Columbia, and seven Canadian provinces.

Select Medical Corporation, headquartered in Mechanicsburg, Pennsylvania, was founded in 1996, commenced operations in 1997, and has enjoyed significant growth over the past five years. We operate through two business segments, our specialty acute care hospital segment and our outpatient rehabilitation segment.

FINANCIAL HIGHLIGHTS (In thousands, except per share data)

For the Year	2002	2001	2000	1999	1998

For the Years Ended
Revenue	$1,126,559	$958,956	$805,897	$455,975	$149,043
EBITDA	127,279	112,018	91,670	42,244	3,593
Operating Income	101,443	79,728	61,269	20,280	(11,506)
Net income (adjusted*)	44,231	28,687	11,959	(7,292)	(18,044)
Earnings per share - diluted (adjusted*)	0.90	0.60	0.12	(0.50)	(1.64)
Cash Flow from Operations	120,812	95,770	22,513	(25,157)	(24,702)
At Year End
Cash and equivalents	$56,062	$10,703	$3,151	$4,067	$13,001
Total assets	739,059	650,845	586,800	620,718	336,949
Total debt	260,217	288,423	302,788	340,821	156,080
Stockholders’ equity	286,418	234,284	48,498	49,437	60,494
Segment Information
Revenue
Specialty hospitals	$625,238	$503,021	$378,910	$307,464	$62,715
Outpatient rehabilitation	485,101	440,791	416,775	141,740	83,059
All other	16,220	15,144	10,212	6,771	3,269

Total	$1,126,559	$958,956	$805,897	$455,975	$149,043
EBITDA
Specialty hospitals	$70,891	$57,556	$44,550	$35,929	$3,147
Outpatient rehabilitation	81,136	76,127	65,420	22,697	12,598
All other	(24,748)	(21,665)	(18,300)	(16,382)	(12,152)

Total	$127,279	$112,018	$91,670	$42,244	$3,593

*Excludes extraordinary items in 2001, 2000, and 1999 of $8.7 million, $6.2 million and $5.8 million respectively, and also excludes the one-time tax valuation gain of $9.7 million in 2001.

BOARD OF DIRECTORS

Rocco A. Ortenzio	David S. Chernow	Meyer Feldberg
Chairman of the Board of Directors	President & Chief Executive Officer	Dean
Executive Chairman	Junior Achievement, Inc.	Columbia University
Select Medical		Graduate School of Business

Bryan C. Cressey
Robert A. Ortenzio	Principal	Leopold Swergold
President & Chief Executive Officer	Thoma Cressey Equity Partners	Senior Managing Director
Select Medical		ING Furman Selz Asset Management
James E. Dalton, Jr.
Russell L. Carson	Former President &	LeRoy S. Zimmerman
General Partner	Chief Executive Officer	Of Counsel
Welsh Carson Anderson & Stowe	Quorum Health Group, Inc.	Eckert Seamans Cherin & Mellott, LLC

EXECUTIVE OFFICERS

Rocco A. Ortenzio	S. Frank Fritsch	Michael E. Tarvin
Executive Chairman	Senior Vice President,	Senior Vice President,
	Human Resources	General Counsel and Secretary

Robert A. Ortenzio
President & Chief Executive Officer	Martin F. Jackson	Edward R. Miersch
	Senior Vice President and	President,
Patricia A. Rice	Chief Financial Officer	NovaCare Rehabilitation
Executive Vice President &
Chief Operating Officer	James J. Talalai	Scott A. Romberger
	Senior Vice President and	Vice President, Controller and
David W. Cross	Chief Information Officer	Chief Accounting Officer
Senior Vice President and
Chief Development Officer

CORPORATE INFORMATION

Corporate Headquarters	Independent Auditors	Stock Exchange
Select Medical Corporation	PricewaterhouseCoopers, LLC	New York Stock Exchange
4716 Old Gettysburg Road	One South Market Square	Symbol: SEM
Mechanicsburg, PA 17055	Harrisburg, PA 17101
(717) 972-1100		Internet Address
	Shareholder Inquiries	www.selectmedicalcorp.com
For information, please contact:
Registrar and Stock Transfer Agent	Joel T. Veit
Mellon Investor Services, LLC	Vice President and Treasurer
85 Challenger Road	4716 Old Gettysburg Road
Ridgefield Park, NJ 07660	Mechanicsburg, PA 17055
www.melloninvestor.com	ir@selectmedicalcorp.com

(800) 756-3353	(717) 972-1101

Designed by Curran & Connors, Inc. / www.curran-connors.com

TO OUR SHAREHOLDERS	(Picture of Robert A. Ortenzio (standing) and Rocco A. Ortenzio (seated))

As we reflect upon 2002, we are pleased with our accomplishments that continue to illustrate our clinical and operational leadership within the long-term acute care hospital and outpatient rehabilitation businesses.

Since commencing operations in 1997, your Company has demonstrated significant financial growth while providing high quality, cost-effective care and service to our patients.

In August, we completed our transition to listing your Company’s stock on the New York Stock Exchange. We are proud to provide you, our shareholders, with the enhanced visibility and liquidity that are associated with listing on this prestigious exchange.	Significant Financial Growth

Your management team continues to be pleased with the performance and progress made in each of our operating divisions.	Select Medical has enjoyed significant growth in both Revenue and EBITDA over the five years, as the charts below outline.

Our Specialty Hospital division continued its growth, opening eight new hospitals in 2002, and ending the year with 72 hospitals operating in 24 states. Our average occupancy rates climbed to 71% for the year, while admissions grew 21% to over 21,000 for the year.

In August, the Centers for Medicare & Medicaid Services published final rules for a new prospective payment system for our long-term acute care hospitals. Our hospitals began transitioning to this payment system in the fourth quarter, with all of our long-term acute care hospitals to become subject to this payment system by the end of the third quarter of 2003. We are optimistic about the new prospective payment system and the potential opportunity it provides to enhance value for our shareholders.

As we move into 2003, we expect to continue to grow our network of specialty hospitals, with a goal of opening eight to ten additional long-term acute care hospitals in 2003.

Our Outpatient Rehabilitation division expanded our network of rehabilitation clinics by 20 centers this past year, and ended the year with 737 clinics throughout the U.S. and Canada. We increased our net revenue per visit by 5% in 2002, driven primarily by improvements in our contracted rates. Patient visits grew to over 3.8 million for the year.

The successful performance in our operating divisions contributed to your Company’s financial growth in 2002. We ended the year recording approximately $1.13 billion in net revenue, a 17.5% growth rate. We also grew EBITDA to over $127 million, and fully diluted earnings per share to $0.90 (a 50% increase excluding the effect of an extraordinary item and a one-time tax gain in 2001) for the year.

We are again pleased this year with the strengthening of our balance sheet and our cash flow generated from operations. We reduced our net leverage (net debt to EBITDA) from 2.5x at the end of 2001, to 1.6x at year-end 2002. Cash flow from operations was $120.8 million, helped in part by a four-day reduction in outstanding days sales in accounts receivable to 73 days.

We look forward to continuing our growth and profitability through our operating expertise and development programs in 2003.

We again thank our Board of Directors for their guidance and support, our team of talented employees throughout the United States and Canada for their dedication and hard work, our patients who entrust us with their care, and you, our shareholders, for your continued support and commitment to your Company.

Sincerely,

Rocco A. Ortenzio	Robert A. Ortenzio
Executive Chairman	President & Chief Executive Officer
1

2 0 0 2 A N N U A L R E P O R T	S E L E C T M E D I C A L C O R P O R A T I O N

Our long-term acute care hospitals are licensed acute care hospitals, which carry a special designation from Medicare. These hospitals care for patients with serious and often complex medical conditions that generally require long lengths of stay and a high level of clinical expertise.

SPECIALTY ACUTE CARE HOSPITALS

Our programs are designed specifically for patients with specialized needs requiring a focused approach of expert clinicians, which makes the LTACH the optimum care setting. Sixty-eight of our seventy-two specialty hospitals operate in leased space within a host general acute care hospital—these are commonly referred to as a “hospital within a hospital.”

Programs and Services

At our specialty hospitals, we offer a wide range of programs for patients with respiratory conditions, neuromuscular disorders, cardiac conditions, infections, renal disorders, non-healing wounds, and cancer. Many patients require a multitude of these programs, all of which are designed to provide the optimum level of patient care necessary to facilitate recovery. We continue to develop new programs and services in order to expand our clinical offerings to those patients who can benefit from the LTACH setting and level of care.

Accomplishments

We have continued to develop new specialty hospitals, opening eight hospitals in 2002, and a total of twenty-eight hospitals over the last three years. These development efforts have contributed significantly to our growth in the hospital division.

In addition to our development efforts, “same hospital,” or hospitals open in 2000 and earlier, have also been a major contributor to growth in the division. During 2002, our same hospital admissions were up 7.7% and occupancy rates in those same hospitals increased to 75% for the year.

Reimbursement

Our long-term acute care hospitals began transitioning to a new prospective payment system for Medicare beneficiaries in the fourth quarter of 2002. Thirteen of our seventy-two hospitals moved to this payment system during the fourth quarter, with the remaining fifty-nine hospitals scheduled to transition during the first nine months of 2003.

2

SPECIALIZING IN COMPLEX HIGH ACUITY PATIENTS

(Picture of patient receiving care in long-term acute hospital)

HOSPITAL PATIENT VOLUME AND PAYOR MIX

Our overall patient volumes continue to grow as we develop additional hospitals and increase our total occupancy rates. The 76% of patient days that were related to Medicare patients contributed 63% of total hospital revenues in 2002.

The chart below outlines the distribution of patients by medical condition in 2002 for our specialty hospitals. Our patients require an average length of stay of 25 days or greater, and typically have multiple conditions requiring treatment.

(Picture of patient receiving care in long-term acute hospital)

2 0 0 2 A N N U A L R E P O R T	S E L E C T M E D I C A L C O R P O R A T I O N

Our outpatient rehabilitation division is comprised primarily of outpatient rehabilitation clinics located throughout the United States and Canada. In these clinics we provide physical, occupational and speech rehabilitation services to our patients, who typically suffer from musculoskeletal impairments that restrict their ability to perform normal activities of daily living.

OUTPATIENT REHABILITATION SERVICES

Our core services focus on physical therapy, hand and occupational therapy, low back rehabilitation, work injury prevention and management, sports performance and athletic training services, with various other specialized services developed to meet the needs of the local community. In addition to these services, the division also provides rehabilitation management services and staffing on a contract basis to hospitals, schools, nursing facilities, and home health agencies.

Strategic Growth Opportunities

We continue to focus our growth strategy on improving our market share in existing markets where we have established referral relationships, and local market conditions lend themselves to expanding on those relationships. In addition, we continue to look for opportunities to acquire businesses in our existing markets and expand our geographic reach into new attractive markets.

Accomplishments

During 2002, we added to our network of rehabilitation clinics, adding 20 total clinics through both acquisition and development efforts. At year-end, we operated 737 outpatient rehabilitation clinics throughout the United States and Canada.

We continued our efforts to increase reimbursement rates in 2002, as average payment rates per visit increased 5% to $86, while visit volumes also increased to over 3.8 million visits.

4

OUTPATIENT AND REVENUE PAYOR MIX 2002

The charts below provide both a distribution of where our revenues were generated, and our payor profile for our outpatient division during 2002.

U. S. OUTPATIENT CLINIC VISITS AND RATE

(Picture of patient being evaluated in outpatient clinic)

(Picture of patient undergoing physical rehabilitation)

Revenue growth in U.S. outpatient clinics was generated by increases in rate per visit, as well as increases in visit volumes the last two years.

2002 A N N U A L R E P O R T	OUR MILESTONES (As of December 31, 2002)

	DECEMBER 1996	Company founded

	FEBRUARY 1997	Commenced operations

	JUNE 1998	Acquired American Transitional Hospitals (15 LTAC hospitals)

	DECEMBER 1998	Acquired Intensiva Healthcare Corporation (22 LTAC hospitals)

	1998	Opened 2 LTAC hospitals

	NOVEMBER 1999	Acquired NovaCare Outpatient Division (approximately 500 clinics)

	1999	Opened 6 LTAC hospitals

	2000	Opened 10 LTAC hospitals

Added 16 Outpatient clinics

	APRIL 2001	Completed $98.3 million IPO

	JUNE 2001	Completed $175.0 million High Yield Debt offering

	2001	Opened 10 LTAC hospitals

Added 38 Outpatient clinics

	AUGUST 2002	Listed on the NYSE (symbol SEM)

	2002	Opened 8 LTAC hospitals

Added 20 Outpatient clinics
6